Exhibit 99.3

OraSure Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

(Expressed in U.S. Dollars)

ORASURE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On August 17, 2011, OraSure Technologies, Inc. (the “Company” or “OraSure”), through a wholly-owned subsidiary, acquired all of the outstanding capital stock of DNA Genotek Inc. (“DNAG”), pursuant to the terms of a Support Agreement dated July 25, 2011. The purchase price was $50 million Canadian dollars (“CDN”) and was funded by the Company with cash on hand.

The Company’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011 is based upon the historical unaudited balance sheet of the Company as of June 30, 2011 (as filed with the Securities and Exchange Commission (the “SEC”) in its Quarterly Report on Form 10-Q on August 5, 2011), combined with the unaudited balance sheet of DNAG, as set forth in Exhibit 99.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed November 2, 2011 (“Amendment No. 1 to Current Report”), after giving effect to the conversion from Canadian generally accepted accounting principles (“Canadian GAAP”) to generally accepted accounting principles in the United States (“U.S. GAAP”), the translation of the balance sheet of DNAG from Canadian dollars to U.S. dollars, and the pro forma impact of applying the purchase method of accounting in accordance with U.S. GAAP.

The Company’s Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2011 is based upon the historical unaudited statement of operations of the Company for the six months ended June 30, 2011 (as filed with the SEC in its Quarterly Report on Form 10-Q on August 5, 2011), combined with the unaudited statement of operations of DNAG for the six months ended June 30, 2011, as set forth in Exhibit 99.2 to Amendment No. 1 to Current Report. The Company’s Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010 is based upon the historical audited statement of operations of the Company for the year ended December 31, 2010 (as filed with the SEC in its Annual Report on Form 10-K on March 10, 2011), combined with the audited statement of operations of DNAG for the year ended December 31, 2010, as set forth in Exhibit 99.1 to Amendment No. 1 to Current Report. The statements of operations for DNAG have been translated from Canadian dollars to U.S. dollars (“USD”) at the average exchange rates experienced during the covered periods. Pro forma adjustments or reclassifications included therein are based upon available information and assumptions that the Company believes are reasonable.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of DNAG had occurred on June 30, 2011. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2011 and for the year ended December 31, 2010 depict the effect of the acquisition of DNAG, as if the transaction had occurred on January 1, 2010. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, expected to have a continuing impact on the combined results of the Company and DNAG. The assumptions used to prepare the Unaudited Pro Forma Condensed Consolidated Financial

Statements are contained in the accompanying notes and should be reviewed in their entirety. These Unaudited Pro Forma Condensed Consolidated Financial Statements are for informational purposes only, in accordance with Article 11 of Regulation S-X. These financial statements are not necessarily indicative of future results or of actual results that would have been achieved had the DNAG acquisition been consummated on the dates presented, and should not be taken as representative of future consolidated operating results of the Company. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any operating efficiencies or cost savings that the Company may achieve, or any additional expenses that the Company may incur, with respect to the combined companies.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet was prepared using the purchase method of accounting. It includes the estimated fair values of the acquired tangible and intangible assets and assumed liabilities as of August 17, 2011, which are based on estimates and assumptions of the Company and the consideration paid. As explained in more detail in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements, the total purchase price of $50 million CDN has been allocated to the DNAG tangible and identifiable intangible assets acquired and the liabilities assumed, based upon preliminary estimated fair values at August 17, 2011. The excess of the fair value of the consideration paid over the estimated fair value of the assets acquired and liabilities assumed has been recorded as goodwill. Independent valuation specialists are currently conducting analyses in order to assist management of the Company in determining the fair values of the selected assets and liabilities. The Company’s management is responsible for these internal and third party valuations and appraisals and is continuing to finalize the valuations of these net assets. The fair value allocation of the purchase price is subject to change upon the finalization of these valuation analyses, which is expected to be completed prior to the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2011. Any change in amounts allocated to intangible assets would likewise change the amount of amortization expense associated with those same intangibles.

The Unaudited Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and accompanying notes thereto of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2010, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011, and its Current Report on Form 8-K filed on August 18, 2011, and DNAG’s audited financial statements for the years ended December 31, 2010 and 2009, and DNAG’s unaudited financial statements as of June 30, 2011 and for the three and six months ended June 30, 2011 and 2010, included as Exhibits 99.1 and 99.2, respectively, to Amendment No. 1 to Current Report.

ORASURE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2011

	ORASURE TECHNOLOGIES, INC.	DNA GENOTEK INC.	PRO FORMA ADJUSTMENTS		ELIMINATION ENTRIES	CONSOLIDATED

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$75,399,491	$6,073,363	$(54,334,000	) (a)	$—	$27,138,854
Accounts receivable, net of allowance for doubtful accounts	11,744,080	2,314,826	—		—	14,058,906
Inventories	8,146,605	606,595	911,438	(b)	—	9,664,638
Prepaid expenses and other current assets	1,718,705	844,375	—		—	2,563,080

Total current assets	97,008,881	9,839,159	(53,422,562)		—	53,425,478

PROPERTY AND EQUIPMENT, net	19,478,446	786,508	—		—	20,264,954

INTANGIBLE ASSETS, net	4,434,919	—	27,438,863	(c)	—	31,873,782

GOODWILL	—	—	21,789,515	(d)	—	21,789,515

INVESTMENT IN DNA GENOTEK INC.	—	—	17,266,334	(e)	(17,266,334)	—

NOTE RECEIVABLE FROM DNA GENOTEK INC.	—	—	34,532,666	(f)	(34,532,666)	—

OTHER ASSETS	333,456	34,325	—		—	367,781

	$121,255,702	$10,659,992	$47,604,816		$(51,799,000)	$127,721,510

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$7,541,680	$—	$—		$—	$7,541,680
Accounts payable	3,723,978	617,598	—		—	4,341,576
Deferred income taxes	—	74,728	248,539	(g)	—	323,267
Accrued expenses and other	8,788,184	1,083,917	—		—	9,872,101

Total current liabilities	20,053,842	1,776,243	248,539		—	22,078,624

DEFERRED INCOME TAXES	—	—	6,976,026	(g)	—	6,976,026

NOTE PAYABLE TO ORASURE TECHNOLOGIES, INC.	—	—	34,532,666	(f)	(34,532,666)	—

STOCKHOLDERS’ EQUITY
Common stock	47	—	—			47
Additional paid-in capital	245,057,576	6,328,660	10,937,674	(h)	(17,266,334)	245,057,576
Accumulated other comprehensive loss	(233,829)	—	—		—	(233,829)
Accumulated deficit	(143,621,934)	2,555,089	(5,090,089	) (i)	—	(146,156,934)

Total stockholders’ equity	101,201,860	8,883,749	5,847,585		(17,266,334)	98,666,860

	$121,255,702	$10,659,992	$47,604,816		$(51,799,000)	$127,721,510

See accompanying notes to the financial statements.

ORASURE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

	ORASURE TECHNOLOGIES, INC.	DNA GENOTEK INC.	PRO FORMA ADJUSTMENTS		RECLASSIFICATION AND ELIMINATION ENTRIES		CONSOLIDATED
REVENUES:
Product	$35,749,397	$7,566,927	$—		$—		$43,316,324
Licensing and product development	727,891	—	—		—		727,891

	36,477,288	7,566,927	—		—		44,044,215

COST OF PRODUCTS SOLD	12,949,493	1,670,687	591,783	(j)	259,703	(o)	15,471,666

Gross profit	23,527,795	5,896,240	(591,783)		(259,703)		28,572,549

OPERATING EXPENSES:
Research and development	9,563,227	1,026,996	39,993	(j)	316,862	(o)	10,947,078
Sales and marketing	10,283,717	2,752,349	545,230	(j)	—		13,581,296
General and administrative	8,593,127	2,491,618	(265,000	) (k)	(576,565	) (o)	10,243,180

	28,440,071	6,270,963	320,223		(259,703)		34,771,554

Operating loss	(4,912,276)	(374,723)	(912,006)		—		(6,199,005)

INTEREST EXPENSE	(157,743)	—	(1,251,750	) (l)	1,251,750	(p)	(157,743)

INTEREST INCOME	57,420	18,802	1,208,655	(m)	(1,251,750	) (p)	33,127

FOREIGN CURRENCY LOSS	(18,374)	(16,663)	—		—		(35,037)

OTHER EXPENSE	(5,530)	—	—		—		(5,530)

Loss before income taxes	(5,036,503)	(372,584)	(955,101)		—		(6,364,188)

INCOME TAX BENEFIT	—	(213,722)	(644,279	) (n)	—		(858,001)

NET LOSS	$(5,036,503)	$(158,862)	$(310,822)		$—		$(5,506,187)

LOSS PER SHARE:
BASIC AND DILUTED	$(0.11)						$(0.12)

SHARES USED IN COMPUTING LOSS PER SHARE
BASIC AND DILUTED	46,666,895						46,666,895

See accompanying notes to the financial statements.

ORASURE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

	ORASURE TECHNOLOGIES, INC.	DNA GENOTEK INC.	PRO FORMA ADJUSTMENTS		RECLASSIFICATION AND ELIMINATION ENTRIES		CONSOLIDATED
REVENUES:
Product	$71,198,520	$14,288,511	$—		$—		$85,487,031
Licensing and product development	3,816,316	—	—		—		3,816,316

	75,014,836	14,288,511	—				89,303,347

COST OF PRODUCTS SOLD	27,655,507	2,358,493	1,227,531	(j)	493,620	(o)	31,735,151

Gross profit	47,359,329	11,930,018	(1,227,531)		(493,620)		57,568,196

OPERATING EXPENSES:
Research and development	13,191,917	1,958,527	80,649	(j)	552,148	(o)	15,783,241
Sales and marketing	20,727,667	5,452,371	1,192,479	(j)	—		27,372,517
General and administrative	16,793,852	4,195,176	489,805	(j)	(1,045,768	) (o)	20,433,065

	50,713,436	11,606,074	1,762,933		(493,620)		63,588,823

Operating income (loss)	(3,354,107)	323,944	(2,990,464)		—		(6,020,627)

INTEREST EXPENSE	(316,185)	—	(2,405,697	) (l)	2,405,697	(p)	(316,185)

INTEREST INCOME	151,757	20,093	2,297,678	(m)	(2,405,697	) (p)	63,831

FOREIGN CURRENCY GAIN (LOSS)	5,240	(268,116)	—		—		(262,876)

OTHER INCOME	16,350	—	—		—		16,350

Net income (loss) before income taxes	(3,496,945)	75,921	(3,098,483)		—		(6,519,507)

INCOME TAX BENEFIT	—	(359,853)	(1,289,422	) (n)	—		(1,649,275)

NET INCOME (LOSS)	$(3,496,945)	$435,774	$(1,809,061)		$—		$(4,870,232)

LOSS PER SHARE:
BASIC AND DILUTED	$(0.08)						$(0.11)

SHARES USED IN COMPUTING LOSS PER SHARE
BASIC AND DILUTED	46,187,332						46,187,332

See accompanying notes to the financial statements.

ORASURE TECHNOLOGIES, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Background and basis of pro forma presentation.

On August 17, 2011 (the “Acquisition Date”), the Company, through a wholly-owned subsidiary, acquired all of the outstanding capital stock of DNAG, pursuant to the terms of a Support Agreement dated July 25, 2011. The purchase price was $50 million CDN (approximately $52 million in U.S. dollars at June 30, 2011 exchange rates) and was funded by the Company with cash on hand. Of the $50 million CDN purchase price, $5 million CDN (or approximately $5.2 million in U.S. dollars at June 30, 2011 exchange rates) was deposited in escrow for a limited period after closing, pursuant to DNAG’s indemnification obligations under the purchase agreement.

The acquisition of DNAG has been accounted for using the purchase method of accounting, in accordance with U.S. GAAP. Under the purchase method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and the liabilities assumed based upon their respective preliminary estimated fair values as of the Acquisition Date. The excess of the fair value of the consideration paid over the estimated fair value of the assets acquired and liabilities assumed was recorded as goodwill. For purposes of the purchase price allocation, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value guidance also requires that the fair value measurements reflect the assumptions market participants use in pricing an asset or liability based upon the best information available. Under the purchase method of accounting, acquisition related transaction costs, such as success-based banking fees and professional fees, are not included as a component of consideration transferred, but rather are accounted for as expenses in the periods in which the costs are incurred.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet was prepared using the purchase method of accounting. The estimated fair values of the acquired tangible and intangible assets and assumed liabilities as of August 17, 2011, which are based on estimates and assumptions of the Company, the consideration paid, and the entries to record the transaction costs incurred, are reflected within the pro forma adjustment entries. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of DNAG had occurred on June 30, 2011. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2011 and for the year ended December 31, 2010 depict the effect of the acquisition of DNAG, as if the transaction had occurred on January 1, 2010.

2. Preliminary purchase price allocation.

For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the approximate $52 million USD purchase price has been allocated based upon a preliminary estimate of the fair values of the acquired tangible and intangible assets and assumed liabilities. The determination of the estimated fair value allocation of the purchase price required management of the Company to make significant estimates and assumptions. These estimates and assumptions are preliminary and are subject to change. Independent valuation specialists, using these estimates and assumptions, are currently conducting analyses to assist management of the Company in determining the estimated fair value of acquired intangibles. The work performed by the independent valuation specialists, while not yet finalized, has been considered in management’s estimates of the fair values reflected. Finalization of the valuation analysis by the independent valuation specialists may result in asset and liability fair values that are different than the preliminary estimates of the amounts included herein.

The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and the liabilities assumed as if the acquisition of DNAG occurred on June 30, 2011:

USD
Current assets	$10,750,597
Property, plant and equipment	786,508
Other assets	34,325
Acquired intangible assets	27,438,863
Goodwill	21,789,515

Total assets acquired	60,799,808

Current liabilities	(1,776,243)
Deferred tax liability	(7,224,565)

Total liabilities assumed	(9,000,808)

Purchase price	$51,799,000

The following represents details of the purchased intangible assets as part of the acquisition:

Description	Estimated Useful Life (in yrs)	USD
Customer list	10	$12,278,130
Acquired technology	7	9,472,138
Tradename	15	4,674,270
Non-compete agreements	2	1,014,325

Total acquired intangible assets		$27,438,863

The acquisition of DNAG will provide the Company with an opportunity to access and expand its business in the molecular diagnostics marketplace. This factor contributed to a purchase price resulting in goodwill. The acquired goodwill will not be amortized, and also is not deductible for income tax purposes.

3. Historical financial statements.

The historical financial statements of DNAG as presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements were derived from the DNAG audited and unaudited financial statements included in Exhibits 99.1 and 99.2 to Amendment No. 1 to Current Report. DNAG’s historical financial statements are denominated in Canadian dollars. For purposes of the pro forma financial statements, DNAG’s balance sheet and statements of operations were translated from Canadian dollars to U.S. dollars, using the closing exchange rate of $1.036 for the balance sheet amounts at June 30, 2011; the average exchange rate of $1.024 for the statement of operations amounts for the six months ended June 30, 2011; and the average exchange rate of $0.9715 for the statement of operations amounts for the year ended December 31, 2010. DNAG’s historical financial statements were also prepared in accordance with Canadian GAAP. The reconciliations of the balance sheet and the statements of operations from Canadian GAAP to U.S.GAAP are depicted below.

DNA GENOTEK, INC.

BALANCE SHEET

AS OF JUNE 30, 2011

	Canadian GAAP	U.S. GAAP Adjustments		U.S. GAAP	U.S. GAAP
	(CDN)	(CDN)		(CDN)	(USD)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,862,433	$—		$5,862,433	$6,073,363
Accounts receivable, net of allowance for doubtful accounts	2,234,431	—		2,234,431	2,314,826
Inventories	585,528	—		585,528	606,595
Prepaid expenses and other current assets	815,049	—		815,049	844,375

Total current assets	9,497,441	—		9,497,441	9,839,159

PROPERTY AND EQUIPMENT, net	759,192	—		759,192	786,508

OTHER ASSETS	33,133	—		33,133	34,325

	$10,289,766	$—		$10,289,766	$10,659,992

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$596,149	$—		$596,149	$617,598
Deferred income taxes	72,133	—		72,133	74,728
Accrued expenses and other	1,046,271	—		1,046,271	1,083,917

Total current liabilities	1,714,553	—		1,714,553	1,776,243

STOCKHOLDERS’ EQUITY
Common stock and additional paid-in capital	6,108,863	713,187	(1)	6,822,050	6,328,660
Retained Earnings	2,466,350	(713,187	) (1)	1,753,163	2,555,089

Total stockholders’ equity	8,575,213	—		8,575,213	8,883,749

	$10,289,766	$—		$10,289,766	$10,659,992

DNA GENOTEK, INC.

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

	Canadian GAAP	U.S. GAAP Adjustments		U.S. GAAP	U.S. GAAP
	(CDN)	(CDN)		(CDN)	(USD)

REVENUES	$7,389,736	$—		$7,389,736	$7,566,927

COST OF PRODUCTS SOLD	1,631,565	—		1,631,565	1,670,687

Gross profit	5,758,171	—		5,758,171	5,896,240

OPERATING EXPENSES	5,879,355	244,764	(2)	6,124,119	6,270,963

Operating loss	(121,184)	(244,764)		(365,948)	(374,723)

OTHER INCOME	2,089	—		2,089	2,139

Loss before income taxes	(119,095)	(244,764)		(363,859)	(372,584)

INCOME TAXES (BENEFIT)	(14,017)	(194,700	) (3)	(208,717)	(213,722)

NET LOSS	$(105,078)	$(50,064)		$(155,142)	$(158,862)

DNA GENOTEK, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

	Canadian GAAP	U.S. GAAP Adjustments		U.S. GAAP	U.S. GAAP
	(CDN)	(CDN)		(CDN)	(USD)

REVENUES	$14,708,488	$—		$14,708,488	$14,288,511

COST OF PRODUCTS SOLD	2,427,815	—		2,427,815	2,358,493

Gross profit	12,280,673	—		12,280,673	11,930,018

OPERATING EXPENSES	11,081,918	865,289	(2)	11,947,207	11,606,074

Operating income (loss)	1,198,755	(865,289)		333,466	323,944

OTHER EXPENSE	(255,313)	—		(255,313)	(248,023)

Income before taxes	943,442	(865,289)		78,153	75,921

INCOME TAXES (BENEFIT)	233,023	(603,453	) (3)	(370,430)	(359,853)

NET INCOME (LOSS)	$710,419	$(261,836)		$448,583	$435,774

(1)	To reflect the cumulative adjustment to account for stock based compensation and to reflect the cumulative repurchase of stock both in accordance with U.S. GAAP.
(2)	To account for additional stock based compensation expense of $50,064 and $261,836 for the periods ended June 30, 2011 and December 31, 2010, respectively, in accordance to U.S. GAAP plus the reclassification described in Note 3 below. Canadian GAAP allows privately held enterprises to use the minimum value methodology to value stock options granted to employees. U.S. GAAP does not allow the use of the minimum value method and requires forfeitures to be estimated at the grant date. For additional information see Note 14 to the financial statements in Exhibit 99.1.
(3)	For periods ended June 30, 2011 and December 31, 2010, this adjustment includes a reclassification of $194,700 and $603,453, respectively, to income tax expense for investment tax credits that were classified as a reduction of research and development expense under Canadian GAAP. Investment tax credits are considered a reduction of income tax expense under U.S. GAAP.

4. Pro forma adjustments, reclassifications, and eliminations.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, expected to have a continuing impact on the combined results of the companies. Certain amounts in the historical financial statements of DNAG have been reclassified to conform to the Company’s financial statement presentation. The following pro forma adjustments are included in the Unaudited Pro Forma Condensed Consolidated Financial Statements:

(a)	Represents the adjustment to record the Company’s cash consideration of $51,799,000 paid from the Company’s available cash on hand, converted to U.S. dollars using the June 30, 2011 exchange rate of 1.036. The amount also includes an adjustment to reduce OraSure’s cash available at June 30, 2011 by a total of $2,535,000 for transaction costs related to the acquisition.

(b)	Represents the purchase accounting adjustment related to assigning a fair value to the acquired DNAG inventory on August 17, 2011, commonly referred to as “stepped-up value,” of $879,783 CDN converted to USD at the June 30, 2011 exchange rate. This non-recurring, non-cash charge to cost of products sold will occur over the expected inventory turn-period, as the related finished goods inventory is sold.

(c)	Represents the adjustment to record the fair value of the intangible assets purchased. Total intangible assets acquired were $26,485,900 CDN converted at the June 30, 2011 exchange rate. The intangible assets will be amortized on a straight-line basis over their estimated useful lives ranging from 1 to 15 years.

(d)	Represents the adjustment to record the excess of the purchase price paid over the net assets acquired.

(e)	Represents the adjustment to record OraSure’s intercompany investment in DNAG. This amount will be eliminated in consolidation against the capital contribution recorded on DNAG’s books.

(f)	As part of the consideration paid, OraSure issued a long-term intercompany note payable in the principal amount of $33,333,333 CDN to DNAG, bearing interest at a fixed rate of 7.5%. This intercompany amount is eliminated in consolidation.

(g)	To record the deferred income tax liability associated with the non tax-deductible values for intangible assets and for the “stepped-up value” of inventory at the effective tax rates for the period in which the deferred income tax liability is expected to reverse.

(h)	Represents the corresponding adjustment to (e) above to record the contributed capital provided by OraSure to DNAG, net of the elimination of DNAG’s historical balance of additional paid-in capital.

(i)	Represents the elimination of DNAG’s historical retained earnings and the impact of the transaction costs of $2,535,000 in (a) above.

(j)	Represents amortization expense related to the intangibles acquired in the transaction.

(k)	Represents amortization expense of approximately $235,000 related to the purchased intangibles offset by transaction costs of approximately $500,000 incurred by both companies during the six months ended June 30, 2011.

(l)	Represents the adjustment to record interest expense on the intercompany note payable at 7.5%.

(m)	Represents the adjustment to record interest income received from the intercompany note payable, offset by a decrease in interest income earned on the average cash balances due to the reduction in cash for consideration paid, assuming the transaction occurred on January 1, 2010.

(n)	To record the deferred income tax benefit related to non tax-deductible amortization expense associated with the acquired intangible assets, in addition to the tax benefit realized as a result of DNAG’s estimated taxable loss incurred after consideration of intercompany interest expense.

(o)	To reclassify general and administrative expenses consistent with OraSure’s classification policies.

(p)	Elimination of intercompany interest.